Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-251121 and 333-266528) and Form S-3 (No. 333-255218) of Denbury Inc. of our report dated February 23, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting of Denbury Inc. (Successor), which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Dallas, Texas
February 23, 2023